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                               SCHEDULE 14A INFORMATION

                     Proxy Statement Pursuant to Section 14(a) of
                the Securities Exchange Act of 1934 (Amendment No. __)

     Filed by the Registrant  /X/

     Filed by the Party other than the Registrant  / /

     Check the appropriate box:

[  ] Preliminary Proxy Statement         / / Confidential, for Use of
[  ] Definitive Proxy Statement              the Commission Only (as
[X ] Definitive Additional Materials         permitted by Rule 14a-6(e)(2))
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            PREMISYS COMMUNICATIONS, INC.
                   (Name of Registrant as Specified in Its Charter)
                          __________________________________
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

[X ] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:
         _____________________________________________________________________

     2)  Aggregate number of securities to which transaction applies:
         _____________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).
         _____________________________________________________________________

      4) Proposed maximum aggregate value of transaction:
         _____________________________________________________________________

      5) Total fee paid:
         _____________________________________________________________________

[  ]     Fee paid previously with preliminary materials:
         _____________________________________________________________________

[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:
         _____________________________________________________________________

         2)  Form, Schedule or Registration Statement No.:
         _____________________________________________________________________

         3)  Filing Party:
         _____________________________________________________________________

         4)   Date Filed:


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                            PREMISYS COMMUNICATIONS, INC.
                                 48664 MILMONT DRIVE
                                  FREMONT, CA 94538


                                  December 6, 1996


To Our Stockholders:

     You recently received a Proxy Statement, dated November 8, 1996 (the "Proxy Statement"), of Premisys Communications, Inc. (the "Company") for the Annual Meeting of Stockholders to be held on December 18, 1996 (the "Meeting"). At the Meeting, you will, among other things, be asked to elect directors of the Company, each to serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified, or until his earlier resignation or removal.

     The Proxy Statement included the names of eight nominees whom the Company's Board of Directors intended to present for election as directors. However, this week the Company received notice from Kaling Lim that he has decided not to stand for reelection to the Board of Directors for personal reasons. The Company's Board of Directors will not, therefore, be presenting Kaling Lim as a nominee for election as a director at the Meeting. In connection with Kaling Lim's decision not to stand for reelection, the Board of Directors will reduce the size of the Company's Board of Directors to seven effective immediately prior to the Meeting. The Company's Board of Directors still intends to present the remaining seven nominees listed in the Proxy Statement for election as directors at the Meeting. Instructions on any proxies received for use at the Meeting to vote for Kaling Lim will be disregarded as inapplicable. However, votes cast for all nominees for election as directors, or any of such nominees other than Kaling Lim, will still be treated as valid for the remaining nominees.

     No action is required of you as a result of this notice. However, in the event that you have already returned your proxy and you wish to change your vote as a result of Kaling Lim's decision not to stand for reelection to the Board and the associated reduction in the size of the Board, you may contact Joyce Chowla at the Company at (510) 353-4586, or your broker, bank or other nominee if your shares are held of record by such person, to make arrangements to revoke the previously submitted proxy. As indicated in the Proxy Statement, any person signing a proxy has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a written instrument delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting or by attendance at the Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

                             Very truly yours,



                             Riley R. Willcox
                             Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary